Exhibit 10.16
ASSIGNMENT
This assignment is made by MICHAEL KENT HODGES, 6660 Delmonico Drive Suite 242D, Colorado Springs, CO 80919, and LARRY D. CAMPBELL, 2707 Maple Drive, Harrah, OK 73045 (each of whom is a US citizen and is referred to hereinafter as “ASSIGNOR”) to GENESIS FLUID SOLUTIONS, LTD, a corporation organized under the laws of the State of Colorado and having an office at 6660 Delmonico Drive Suite 242D, Colorado Springs, CO 80919 (“ASSIGNEE”).
FOR ONE U.S. DOLLAR ($1.00) AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, ASSIGNOR does hereby sell, assign and transfer to ASSIGNEE the entire right, title and interest, together with all rights of priority, in and to my invention entitled APPARATUS AND METHOD FOR DE-WATERING OF SLURRIES, as described and/or claimed in U.S., Application No. 11/676,699, filed February 20, 2007 and PCT Application No. PCT/GB2007/000544 filed February 16, 2007. ASSIGNOR further does hereby sell, assign and transfer to ASSIGNEE the entire right, title and interest, together with all rights of priority, in and to ASSIGNOR’S invention as described and/or claimed in any and all applications for patents based on the invention, including divisionals, continuations, renewals, substitutes and reissues thereof, and all rights of priority resulting from any of these patent applications, as well as all foreign counterparts and extensions thereof, together with all patents issuing on any of these applications for the full terms of all of the patents which may be granted on the invention.
ASSIGNOR HEREBY AUTHORIZES ASSIGNEE to make applications for, to prosecute such applications, and to receive patents for the invention in the United States and any foreign countries, in ASSIGNEE’s name.
ASSIGNOR HEREBY PROMISES AND AGREES that ASSIGNOR will execute or procure any further necessary assurance of title to the invention and any patents which may issue on the invention. ASSIGNOR will, at any time, upon the request and without further consideration, but at the expense of ASSIGNEE, deliver any testimony in any legal proceedings and execute all papers and do all other things that may be necessary or desirable to perfect the title to the invention, or any patents which may be granted therefor, in ASSIGNEE, its successors, assigns, or other legal representatives. ASSIGNOR will, at any time, upon the request and at the expense of ASSIGNEE, execute any continuations, divisionals, reissues, or any other additional applications for patents for the invention or any part or parts thereof and any patents issuing thereon are hereby assigned to ASSIGNEE. ASSIGNOR will make all rightful oaths, and do all lawful acts required for procuring and enforcing any of the patents, without further compensation, but at the expense of ASSIGNEE, its successors, assigns or other legal representatives.

ASSIGNOR HEREBY AUTHORIZES AND REQUESTS the Commissioner of Patents and Trademarks to issue any and all Letters Patent of the United States for the invention, resulting from any of the aforesaid applications to the ASSIGNEE.

Date:	08/16/09	/s/ Michael Kent Hodges	,	ASSIGNOR
Michael Kent Hodges

Date:	08/16/09	/s/ Larry D. Campbell	,	ASSIGNOR
Larry D. Campbell